Exhibit 10.1

THE SPECTRANETICS CORPORATION
2010 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.
PURPOSE, SCOPE AND ADMINISTRATION OF THE PLAN

1.1           Purpose and Scope.  The purpose of this Spectranetics Corporation 2010 Employee Stock Purchase Plan (the “Plan”) is to assist employees of The Spectranetics Corporation and its Designated Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended.

1.2           Administration of Plan.  The Plan shall be administered by the Committee.  The Committee shall have the power to make, amend and repeal rules and regulations for the interpretation and administration of the Plan consistent with the qualification of the Plan under Section 423 of the Code, and the Committee is also authorized to change the Offering Periods and Exercise Dates under the Plan by providing notice to all Eligible Employees as soon as practicable prior to the date on which such changes will take effect.  The Committee may delegate administrative tasks under the Plan to one or more Employees of the Company.  The Committee’s interpretation and decisions with respect to the Plan shall be final and conclusive.

ARTICLE II.
DEFINITIONS

Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary.  The singular pronoun shall include the plural where the context so indicates.

2.1           “Administrator” shall mean the Committee, or such individuals to which authority to administer the Plan has been delegated under Section 1.2.

2.2           “Board” shall mean the Board of Directors of the Company.

2.3           “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.4           “Committee” shall mean the Compensation Committee of the Board.

2.5           “Common Stock” shall mean shares of common stock, par value $.001, of the Company.

2.6           “Company” shall mean The Spectranetics Corporation, a Delaware corporation.

2.7           “Compensation” shall mean the base salary or wages, including commissions paid to sales employees, overtime pay and shift premiums but excluding bonuses and other incentive payments, paid to an Employee by the Company or a Designated Subsidiary in accordance with established payroll procedures.

2.8           “Designated Subsidiary” shall mean the Subsidiaries that have been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan, including any Subsidiary in existence on the Effective Date and any Subsidiary formed or acquired following the Effective Date.

2.9           “Effective Date” shall mean the date the Plan is adopted by the Board, subject to its approval by stockholders of the Company in accordance with the Company’s bylaws, articles of incorporation and applicable state law within twelve months following the date the Plan is adopted by the Board.

2.10         “Eligible Employee” means an Employee of the Company or any Designated Subsidiary who does not, immediately after the Option is granted, own (directly or through attribution) stock possessing five percent or more of the total combined voting power or value of all classes of Stock or other stock of the Company, a Parent Corporation or a Subsidiary Corporation (as determined under Section 423(b)(3) of the Code).  For purposes of the foregoing, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee.  Notwithstanding the foregoing, the Administrator may determine in its discretion, and if so determined, shall set forth in the terms of the applicable Offering, that an Employee of the Company or any Designated Subsidiary shall not be eligible to participate in such Offering if: (1) such Employee has been in the employ of the Company or any Designated Subsidiary for less than two years (or any shorter period); (2) such Employee’s customary employment with the Company or any Designated Subsidiary is twenty hours or less per week and/or not more than five months per calendar year (or any lesser number of hours per week or months per calendar year); (3) such Employee is a “highly compensated employee” of the Company or any Designated Subsidiary (within the meaning of Section 414(q) of the Code), or is such a “highly compensated employee” (A) with compensation above a specified level, (B) who is an officer and/or (C) is subject to the disclosure requirements of Section 16(a) of the Exchange Act; and/or (4) such employee is a citizen or resident of a foreign jurisdiction and the grant of an Option under the Plan or Offering is prohibited under the laws of such foreign jurisdiction, or compliance with the laws of such foreign jurisdiction would cause the Plan or Offering to violate the requirements of Section 423 of the Code; provided, that any exclusion in clauses (1), (2), (3) and (4) shall be applied in an identical manner under each Offering to all employees of the Company and all Designated Subsidiaries, in accordance with Treasury Regulation Section 1.423-2(e).

2.11         “Employee” shall mean any person who renders services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code.  “Employee” shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary as an employee within the meaning of Section 3401(c) of the Code.  For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period.

2.12         “Enrollment Date” shall mean the first Trading Day of each Offering Period.

2.13         “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.14         “Exercise Date” except as provided in Section 5.2, shall mean the last Trading Day of each Offering Period.

2.15         “Fair Market Value” mean, as of any date, the value of a share of Common Stock determined as follows:

(a)           If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the Exercise Date, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)           If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the Exercise Date as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)           In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

2.16         “Offering” means each distinct offering of Options made under this Plan, within the meaning of Treasury Regulation 1.423-2(a).

2.17         “Offering Period” shall mean (i) the period commencing on July 1 and ending on the last Trading Day of the Semiannual Period in which such date occurs, and (ii) thereafter, the period commencing on the first day of each subsequent Semiannual Period and terminating on the last Trading Day of such Semiannual Period.

2.18         “Option” shall mean the right to purchase shares of Common Stock pursuant to the Plan during each Offering Period.

2.19         “Option Price” shall mean the purchase price of a share of Common Stock hereunder as provided in Section 4.2 below.

2.20         “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.21         “Participant” shall mean any Eligible Employee who elects to participate in the Plan.

2.22         “Plan” shall mean this Spectranetics Corporation 2010 Employee Stock Purchase Plan, as it may be amended from time to time.

2.23         “Plan Account” shall mean a bookkeeping account established and maintained by the Company in the name of each Participant.

2.24         “Semiannual Period” shall mean, as applicable, the six-month period commencing on January 1 and ending on June 30, or the six-month period commencing on July 1 and ending on December 31.

2.25         “Subsidiary” shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (i) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary which is a corporation being the sole owner of such entity, or (ii) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary.

2.26         “Trading Day” shall mean a day on which national stock exchanges are open for trading.

ARTICLE III.
PARTICIPATION

3.1           Eligibility.

(a)           Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Articles IV and V, and the limitations imposed by Section 423(b) of the Code and the Treasury Regulations thereunder.

(b)           No Eligible Employee shall be granted an Option under the Plan which permits his rights to purchase stock under the Plan, and to purchase stock under all other employee stock purchase plans of the Company, any Parent or any Subsidiary subject to the Section 423, to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time the option is granted) for each calendar year in which the Option is outstanding at any time.  For purposes of the limitation imposed by this subsection, the right to purchase stock under an Option accrues when the Option (or any portion thereof) first becomes exercisable during the calendar year, the right to purchase stock under an Option accrues at the rate provided in the Option, but in no case may such rate exceed $25,000 of Fair Market Value of such stock (determined at the time such option is granted) for any one calendar year, and a right to purchase stock which has accrued under an Option may not be carried over to any other Option.  This limitation shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.

3.2           Election to Participate; Payroll Deductions

(a)           Except as provided in Section 3.3, an Eligible Employee may participate in the Plan only by means of payroll deduction.  An Eligible Employee may elect to participate in the Plan by delivering to the Company by such time designated by the Administrator preceding the Enrollment Date for such Offering Period a payroll deduction authorization in such manner as prescribed by the Administrator.

(b)           Payroll deductions (i) shall be equal to at least 2%, but not more than 15%, of the Participant’s Compensation; and (ii) must be expressed as a whole number percentage, subject to the provisions of Section 3.1 hereof.  Amounts deducted from a Participant’s Compensation pursuant to this Section 3.2 shall be credited to the Participant’s Plan Account.

(c)           A Participant’s election to participate in the Plan with respect to an Offering Period shall enroll such Participant in the Plan for each successive Offering Period at the same payroll deduction percentage as in effect at the termination of the prior Offering Period, unless such Participant delivers to the Company a different election with respect to the successive Offering Period by such time and in such manner as is designated by the Administrator for enrollment in the Plan for such successive Offering Period, or unless such Participant becomes ineligible for participation in the Plan.

3.3           Leave of Absence.  During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to his or her authorized payroll deduction.

ARTICLE IV.
PURCHASE OF SHARES

4.1           Grant of Option.  Subject to the limitations of Section 3.1(b), each Participant participating in such Offering Period shall be granted an Option to purchase on the Exercise Date for such Offering Period (at the applicable Option Price) up to a number of shares of Common Stock determined by dividing such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s Plan Account on such Exercise Date by the applicable Option Price; provided that in no event shall a Participant be permitted to purchase during each Offering Period more than 2,500 shares of Common Stock (subject to any adjustment pursuant to Section 5.2).  The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common

Stock that a Participant may purchase during such future Offering Periods.  The Option shall expire on the last day of the Offering Period.

4.2           Option Price.  The Option Price per share of the Common Stock sold to Participants hereunder shall be 85% of the Fair Market Value of such share on either the Enrollment Date or the Exercise Date of the Offering Period, whichever is lower, but in no event shall the Option Price per share be less than the par value per share of the Common Stock.

4.3           Purchase of Shares.

(a)           On each Exercise Date on which he or she is employed, each Participant will automatically and without any action on his or her part be deemed to have exercised his or her Option to purchase at the Option Price the largest number of whole shares of Common Stock which can be purchased with the amount in the Participant’s Plan Account.  The balance, if any, remaining in the Participant’s Plan Account (after exercise of his or her Option) as of an Exercise Date shall be carried forward to the next Offering Period, unless the Participant has elected to withdraw from the Plan pursuant to Section 6.1 below.

(b)           As soon as practicable following each Exercise Date, the number of shares of Common Stock purchased by such Participant pursuant to subsection (a) above will be delivered, in the Company’s sole discretion, to either (i) the Participant, or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company.  If the Company is required to obtain from any commission or agency authority to issue any such shares of Common Stock, the Company will seek to obtain such authority.  Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to refund to him or her the amount withheld.

(c)           A Participant shall have the right at any time to request in writing a certificate or certificates for all or a portion of the whole shares of Common Stock purchased hereunder.  Upon receipt of a Participant’s written request for any such certificate, the Company shall (or shall cause its agent to), deliver any such certificate to the Participant as soon as practicable thereafter.

4.4           Transferability Restrictions.

(a)           An Option granted under the Plan shall not be transferable and is exercisable only by the Participant.  No option or interest or right to the option shall be available to pay off any debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the option shall have no effect.

(b)           Without the consent of the Administrator, no shares of Common Stock purchased under the Plan may be sold, pledged, assigned, hypothecated, transferred, or otherwise disposed of (collectively, “Transfer”) by the Participant or his or her successors prior to the first anniversary of the Exercise Date with respect to such shares, other than by will or pursuant to the laws of descent and distribution; provided, however, that the foregoing transfer restrictions shall not apply to any Transfer of shares to the Company or any Designated Subsidiary or any Transfer in connection with any transaction described in Section 5.2(b) or (c).

ARTICLE V.
PROVISIONS RELATING TO COMMON STOCK

5.1           Common Stock Reserved.  Subject to adjustment as provided in Section 5.2, the maximum number of shares of Common Stock that shall be made available for sale under the Plan shall be 300,000.  Shares of Common Stock made available for sale under the Plan may be authorized but unissued shares or treasury shares, or shares reacquired in private transactions or open market purchases.

5.2           Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)           Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under Option, as well as the price per share and the number of shares of Common Stock covered by each Option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b)           Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator.  The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation.  The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof.

(c)           Merger or Asset Sale.  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, where the Company is not the surviving entity, or any other similar corporate transaction, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the Option, any Offering Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date.  The New Exercise Date shall be before the date of the Company’s proposed sale or merger.  The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof.

5.3           Insufficient Shares.  If the Administrator determines that, on a given Exercise Date, the number of shares with respect to which Options are to be exercised may exceed (i) the number of shares of Common Stock that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Administrator shall make a pro rata allocation of the shares of Common Stock available for issuance on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Common Stock on such Exercise Date, and unless additional shares are authorized for issuance under the Plan, no further Offering Periods shall take place. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s shareholders subsequent to such Enrollment Date.  In such event, then the balance of the amount credited to the Participant’s Plan Account which has not been applied to the purchase of shares of Common Stock shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after such Exercise Date, without any interest thereon.

5.4           Rights as Stockholders.  With respect to shares of Common Stock subject to an Option, a Participant shall not be deemed to be a stockholder and shall not have any of the rights or privileges of a stockholder.  A Participant shall have the rights and privileges of a stockholder when, but not until, a certificate has been issued to him or her, or book entry of such shares has been made in his or her name, following exercise of his or her Option.

ARTICLE VI.
TERMINATION OF PARTICIPATION

6.1           Cessation of Contributions; Voluntary Withdrawal.

(a)           A Participant may cease payroll deductions during an Offering Period by delivering written notice of such cessation to the Company in such form and at such time prior to the Exercise Date for such Offering Period as may be established by the Administrator.  Upon any such cessation, the Participant may elect either to withdraw from the Plan pursuant to Section 6.2 below or to have amounts credited to his or her Plan Account held in the Plan for the purchase of Common Stock pursuant to Section 4.3 for such Offering Period.  Upon receipt of a notice of withdrawal from the Plan, the Participant’s payroll deduction authorization and his or her Option to purchase under the Plan shall terminate.

(b)           A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

(c)           A Participant who ceases contributions to the Plan during any Offering Period shall not be permitted to resume contributions to the Plan during that Offering Period.

6.2           Termination of Eligibility.  Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the Participant’s Plan Account shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 7.2 hereof, as soon as reasonably practicable and such Participant’s Option for the Offering Period shall be automatically terminated.

ARTICLE VII.
GENERAL PROVISIONS

7.1           Administration.

(a)           It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan.  The Administrator shall have the power to interpret the Plan and the terms of the options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.  The Administrator at its option may utilize the services of an agent to assist in the administration of the Plan including establishing and maintaining an individual securities account under the Plan for each Participant.  In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

(b)           All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company.  The Administrator may, with the approval of the Committee, employ attorneys, consultants, accountants, appraisers, brokers or other persons.  The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons.  All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons.  No member of the Board or Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board or Administrator shall be fully protected by the Company in respect to any such action, determination, or interpretation.

7.2           Designation of Beneficiary.

(a)           A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s Plan Account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the Option is exercised but prior to delivery to such Participant of such shares and cash.  In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s Plan Account in the event of such Participant’s death prior to exercise of the Option.  If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)           Such designation of beneficiary may be changed by the Participant at any time by written notice to the Administrator.  In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

7.3           Reports.  Individual accounts shall be maintained for each Participant in the Plan.  Statements of Plan Accounts shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Option Price, the number of shares purchased and the remaining cash balance, if any.

7.4           Condition of Employment.  Neither the creation of the Plan nor an Employee’s participation therein shall be deemed to create a contract of employment, any right of continued employment or in any way affect the right of the Company or a Subsidiary to terminate an Employee at any time with or without cause.

7.5           Amendment and Termination of the Plan

(a)           The Board may amend, suspend, or terminate the Plan at any time and from time to time, provided that approval by the Company’s stockholders shall be required to amend the Plan: (1) to increase (other than an increase pursuant to Section 5.2(a) hereof) the number of shares of Common Stock that may be sold pursuant to Options under the Plan, or (2) in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.

(b)           Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c)           In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)            altering the Option Price for any Offering Period including an Offering Period underway at the time of the change in Option Price;

(ii)           shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and

(iii)          allocating shares of Common Stock.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

(d)           Upon termination of the Plan, the balance in each Participant’s Plan Account shall be refunded as soon as practicable after such termination, without any interest thereon.

7.6           Use of Funds; No Interest Paid.  All funds received by the Company by reason of purchase of Common Stock under the Plan will be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose.  No interest will be paid to any Participant or credited under the Plan.

7.7           Term; Approval by Stockholders.  The Plan shall terminate on the tenth anniversary of the date of its initial adoption by the Board, unless earlier terminated by action of the Board.  No Option may be granted during any period of suspension of the Plan or after termination of the Plan.  The Plan will be submitted for the approval of the Company’s stockholders within 12 months after the date of the Board’s initial adoption of the Plan.  Options may be granted prior to such stockholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided further that if such approval has not been obtained by the end of said 12-month period, all Options previously granted under the Plan shall thereupon be canceled and become null and void.

7.8           Effect Upon Other Plans.  The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary.  Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary (a) to establish any other forms of incentives or compensation for Employees of the Company or any Subsidiary, or (b) to grant or assume Options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

7.9           Conformity to Securities Laws.  Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to

Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

7.10         Notice of Disposition of Shares.  The Company may require any Participant to give the Company prompt notice of any disposition of shares of Common Stock, acquired pursuant to the Plan, within two years after the applicable Enrollment Date or within one year after the applicable Exercise Date with respect to such shares.  The Company may direct that the certificates evidencing shares acquired pursuant to the Plan refer to such requirement.

7.11         Tax Withholding.  The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to any purchase of shares of Common Stock under the Plan or any sale of such shares.

7.12         Governing Law.  The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Delaware.

7.13         Notices.  All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

7.14         Conditions To Issuance of Shares.  The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of Options prior to fulfillment of all the following conditions:

(a)           The admission of such shares to listing on all stock exchanges, if any, on which is then listed; and

(b)           The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; and

(c)           The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(d)           The payment to the Company of all amounts which it is required to withhold under federal, state or local law upon exercise of the Option; and

(e)           The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.

7.15         Equal Rights and Privileges.  All Eligible Employees of the Company (or of any Designated Subsidiary) will have equal rights and privileges under the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or applicable Treasury Regulations thereunder.  Any provision of the Plan that is inconsistent with Section 423 or applicable Treasury Regulations thereunder will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 or applicable Treasury Regulations thereunder.

7.16         Electronic Forms.  To the extent permitted by applicable state law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator.  Before the commencement of an Offering Period, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering Period in order to be a valid election.

* * * * * *

I hereby certify that the foregoing Spectranetics Corporation 2010 Employee Stock Purchase Plan was duly approved by the Board of Directors of The Spectranetics Corporation on March 9, 2010.

I hereby certify that the foregoing Spectranetics Corporation 2010 Employee Stock Purchase Plan was duly approved by the stockholders of The Spectranetics Corporation on June 25, 2010.

Executed on this 25th day of June, 2010.

/s/ Roger Wertheimer
Secretary